Exhibit 5.1

August 30, 2024

Renasant Corporation

209 Troy Street

Tupelo, MS 38804

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Mississippi counsel to Renasant Corporation, a Mississippi corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 30, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering 31,782,668 shares of common stock, par value $5.00 per share, of the Company (the “Shares”), to be issued by the Company in connection with the transactions contemplated by that certain Agreement and Plan of Merger by and between Renasant Corporation and The First Bancshares, Inc. dated as of July 29, 2024 (the “Merger Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In rendering this opinion, we have examined and relied upon the original, or a photostatic or certified (or otherwise satisfactorily identified) copy, of such records of the Company and certificates of officers of the Company, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below, including without limitation (i) the Articles of Incorporation of the Company, as amended through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (iii) the Merger Agreement and (iv) the Registration Statement, and we have examined such questions of law as we considered relevant and necessary as the basis for the opinion letter.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification (i) the truth and accuracy of all facts set forth in all certificates provided to or examined by us, (ii) the obligations of each party to the Merger Agreement are its valid and binding obligations, enforceable against such party in accordance with its terms, (iii) each natural person executing a document has sufficient legal capacity to do so, (iv) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document, and (v) all corporate records made available to us by the Company are accurate and complete.

August 30, 2024

We have assumed that the Registration Statement, including the Proxy Statement/Prospectus, as then amended, will become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Subject to the limitations, qualifications, exceptions and assumptions set forth herein, based upon the foregoing and in reliance thereon, and representations made to us by officers of the Company, we are of the opinion that the Shares to be issued by the Company have been duly authorized by the Company and if, when and to the extent any Shares are issued in accordance with the applicable terms and conditions set forth in, and in the manner contemplated by, the Merger Agreement, and as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Mississippi. We express no opinion as to matters governed by the laws of any other state or the federal laws of the United States. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

We hereby consent to be named in the Registration Statement under the heading “Legal Matters” as the law firm which passed on the validity of the Shares and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the General Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ PHELPS DUNBAR LLP

PHELPS DUNBAR LLP